Exhibit 10.15

LEASE AGREEMENT

PARCELA “71 ZAP/1”

“EJIDO LA PIMIENTA” STATE OF ZACATECAS

ENTERED INTO BY AND BETWEEN MR. MARTIN

BERNARDO SUTTI COURTADE AND THE

COMPANY NAMED STERLING MINING DE MEXICO,

S.A. DE C.V.

April 23rd, 2004.

Zacatecas City, Zacatecas

LEASE AGREEMENT ENTERED INTO BY AND BETWEEN MR. MARTIN BERNARDO SUTTI COURTADE HEREIN AFTER, (“THE LESSOR”), AND THE COMPANY “STERLING MINING DE MEXICO, S.A. DE C.V.”, REPRESENTED BY ITS LEGAL REPRESENTATIVE MR. RAYMOND KUMLER DE MOTTE, HEREIN AFTER (“THE LESSEE”); HAVING BOTH PARTIES TO OBSERVE THE FOLLOWING DECLARATIONS AND CLAUSES:

DECLARATIONS:

I.- The LESSOR declares that:

I.1.	Personality He declares that his name is Martin Bernardo Sutti Courtade, who is citizen of the Mexican United States. That he is entitled to enter into this agreement, due to the fact that he has the legal capacity to do so, as well as the will to be undertaken in the terms here set forth.

I.2.	Real estate object of this Agreement He declares that is the legal owner of a track of land known as Parcela 71/ZAP1/1, located within the Ejido “La Pimienta” in the Municipality of Zacatecas, Zacatecas.

The previous is credited through the public document 13,361, granted by Mr. Tarsicio Felix Serrano, Notary Public 7 of the Estate of Zacatecas, on January 31st, 2004, which contains the Sales Agreement of the track of land known as Parcela 71/ZAP1/1, entered into by and between Jose Manuel Venegas Rodriguez and Martha Rosales Pacheco, acting as the Sellers, and Mr. Martin Bernardo Sutti Courtade, acting as the buyer.

I.3.	Registration The Sales Agreement of reference has been registered into the Zacatecas Public Registry of Property with number 30, pages 133 to 135 volume 938 first section.

I.4.	Recital He declares that it is his will to enter into this agreement, with the purpose of giving the temporary use and possession of the track of land known as Parcela 71/ZAP1/1, located within the Ejido “La Pimienta” in the Municipality of Zacatecas, Zacatecas. In this act, he also declares that is his intention to make a land reserve which be detailed below.

The track of reference has a total area of 40-00-00 hectares and has the following perimeter and adjoining land:

Adjoining Land of the Track of Land known as Parcela 71/Z4P1/1

North:	Adjoins with Ejido Hacienda Nueva
South:	Adjoins with land of common use Zone 1 de
East:	Adjoins with Luis Zamora Mendez’ property and Zacatecas City
West:	Adjoins with land of common use Zone 1

Perimeter of the Track of Land known as Parcela 71/Z4P1/1
SIDES	DIRECTION	DISTANCES

1-2	N88°16’46”E	408.400 MTS.

2-3	S07°33’39”W	108.260 MTS.

3-4	S16°43’55”W	117.900 MTS.

4-5	S20°04’55”W	361.540 MTS.

5-6	S20°58’11”W	185.350 MTS.

6-7	S08°49’09”W	45.100 MTS.

7-8	S07°42’09”W	70.870 MTS.

8-9	S82°25’31”W	130.070 MTS.

9-10	S77°51’15”W	49.290 MTS.

10-11	N87°33’20”W	112.714 MTS.

11-12	S31°51’15”W	75.210 MTS.

12-13	N58°07’29”W	235.073 MTS.

13-14	N31°52’31”E	108.327 MTS.

14-1	N23°00’26”E	766.848 MTS.

I.5.	Land Reserves. The LESSOR will reserve for his own purposes, a surface of land equivalent to 4-88.44 hectares. The location of the area of reference, as well as its sides, direction, distances and the adjoining lands are shown within the drawing attached to this agreement.

I.6.	Infrastructure. The track of land is integrated by four constructions of four lixiviation basins, with a total dimension of 24.00 meters long, 12.00 meters wide and 5.00 meters of depth. Those constructions are also integrated in this lease agreement.

II.- The LESSEE declares that:

II.1.	Personality it is an enterprise constituted according to Mexican Law. The previous is credited through the public document No. 31,286 dated February 27, 2004. Witnessed and recorded by Mr. Juan Antonio Castaneda Ruiz, Notary Public No. 10 in the State of Zacatecas; the referenced document is pending of inscription in the Public Registry of commerce.

II.2.	Representation It is legally represented by Mr. Raymond Kumler De Motte in the terms of the power of attorney contained in the public deed 31,286 dated February, 27, 2004. Witnessed and recorded by Mr. Juan Antonio Castaneda Ruiz, Notary Public No. 10 in Zacatecas; the referenced document is pending of inscription in the Public Registry of commerce., in said power sufficient faculties for the subscription of the present Agreement were granted, and the same faculties have not been revoked nor modified to the date of execution of same.

II.3.	Site Integration It is his will to celebrate the present Agreement as the LESSEE, regarding a track of land known as “La Pimienta”, within the Municipality of Zacatecas, Zacatecas, in order to obtain the temporary use and possession of said track of land in the terms and conditions here set forth.

II.4.	Site Use It accepts the terms established in the present Agreement, in the understanding that the LESSEE is aware of the sites conditions as well as the existence of,

approximately, 5 millions tons of tailings. The use and exploitation of the tailings of reference will be the subject matter of a different agreement (exploitation agreement).

II.5.	Consent with the Site’s Condition The LESSEE knows the current condition and characteristics of the site, and hence, it receives it-to its entire satisfaction.

III.	The Legal Representative declares that his name is Raymond Kumler Demotte, who has sufficient legal capacity to act as Sterling Mining de Mexico, S.A. de C.V., representative. The previous is credited through the public deed 31,286 dated February, 27, 2004. Witnessed and recorded by Mr. Juan Antonio Castaneda Ruiz, Notary Public No. 10 in Zacatecas; the referenced document is pending inscription in the Public Registry of commerce.

As the preceding is exposed, the parties enter into the present Agreement abiding to the following:

CLAUSES

I.	OBJECT OF THE AGREEMENT

The LESSOR grants in leasing and the LESSEE takes legal and material temporary use and possession of the total area of the Site, consisting of 44-00-00 hectares; in the same way, the LESSEE also takes possession of the constructions attached to the track of land known as “Parcela 71 /Z4P1 /1”, which also are property of the LESSOR.

LESSEE will take possession of the site on the day in which this agreement has been signed.

II.	TERM

II.1.	In accordance with this agreement, the parties have agreed that this agreement will become effective as of April 23, 2004.

From this date, the LESSOR gives and the LESSEE accepts the temporary use and possession of the track of land, subject matter of this agreement. From this moment, both parties have all the rights and obligations concerning this agreement.

II.2.	In accordance with article 1758 of the Zacatecas Civil Code, the term of the leasing might have been stipulated by the parties. However, the term of the leasing of the land can extend beyond 20 years.

Both parties have convened in stipulating an obligatory term of 20 years. This agreement might terminate early if the specific conditions of termination arise, and/or by presence of causes of Force Major or Acts of God.

II.3.	At the end of the term of this agreement; the LESSEE is entitled to renovate same or even, make valid the option set forth within Clause IV of this instrument.

If the LESSEE takes the above mentioned option, a written notice containing said circumstance must be submitted to the LESSOR within a period of sixty working days, prior to the to the end of this Leasing Agreement.

III.	PRICE OF LEASE

III.1.	LESSEE will pay to the LESSOR an advance payment over a 20 years period. The payment of reference will be done in accordance to the following rule:

Three payments will be done in three cash exhibitions as follows:

A First payment advance of $30,000 US Cy, out of $175,000 US Cy, has already been paid on March 17, 2004.

Upon the signing of this agreement a second payment of $145,000 US Cy (the remaining portion of the $175,000 setout above), will be- paid within the following 5 business days. Also upon signing of this agreement, an additional payment will be done within the United States of America with the issuance of five thousand shares of Sterling Mining Company, based on a value of $10 US Cy per share. The shares of reference will be restricted in accordance with the Securities and Exchange Commission Rule 144 or Regulation S as applicable. Martin Sutti will be required to execute a stock subscription agreement for said shares.

A third payment equivalent of $175,000 US Cy, will be paid 120 days after the signing of this agreement. An additional payment will be done within the United States of America with the issuance of five thousand shares of Sterling Mining Company, based on a value of $10 Us Cy per share.

The shares of reference will be restricted in accordance with the Securities and Exchange Commission Rule 144 or Regulation S as applicable. Martin Sutti will be required to execute a stock subscription agreement for said shares.

IV.	FINAL OPTIONS

IV.1.	Once this agreement has expired, the LESSEE is entitled to decide whether to renew the contract or acquire the land from the LESSOR. In the case that the LESEE takes the option to renew the lease, the LESSEE is required to notify the LESSOR within 60 working days prior to the end of this Lease Agreement for each option renewal period described above.

The lease option renewal set forth above consists of four terms of five years each. The consideration for these lease option renewal periods will consist in the payment of $15,000.00 US Cy, per year to be paid by the LESSEE.

IV.2.	At the termination of this agreement, the LESSOR will have the right to decide whether or not to sell its property; if he decides to do so [selling the land], by mandatory of article 1809 of the Zacatecas State Civil Code, is bound to give the LESSEE the first right of refusal to buy the track of land.

V.	SPECIFIC POSSESSION

V.1.	LESSEE is bound to use the land, within the terms set forth within this contract. Said property will not be used in contravention to the law, Norms and other applicable legal depositions, and only shall be used to the construction and operation of facilities related with the treatment, storage and disposal of mining products and/or byproducts.

During the existence of this agreement, the LESSOR is forced to guarantee to the LESSEE that he would not be affected by other people acts, in relation with the leasehold property.

VI.	REAL ESTATE TAX

V1.1.	The real estate tax of the land and the facilities attached to it, shall be paid by the owner of the land, in accordance with the applicable regulations within the state of Zacatecas.

VII.	LESSEE TAXES

VII.1.	LESSEE will be responsible to obtain permits, licenses and concessions, as well as to pay rights in order to condition the land, as well as to performed activities related with the social purpose.

VII.2.	Payments regarding municipal rights related with the land, Out different from the Real Estate Tax setout above, are the responsibility of the LESSEE.

VII.3.	By mandatory of law, if during the existence of the contract, new taxes appear in detriment of the LESSOR, he is bound to pay it until the end of the this agreement, as well in the case of the LESSEE’S exercise of the lease option renewal.

VIII.	IMPROVEMENTS

VIII.1.	The LESSEE has the responsibility of constructing the improvements; as a consequence he will have the right to choose the persons that will perform said activities. In such case, the LESSEE has to obtain the approval of the LESSOR to perform. the improvements of reference.

For the purposes set forth above, the LESSEE is bound to send a written notice to the LESSOR who, in a term of 2 working days, must give its consent.

VIII.2.	At the agreement expiration, if the option to renew has not been executed, the LESSEE is bound to return the land to the LESSOR, in the same conditions that he received the land. This provision excludes the improvements made with LESSOR consent, as well as those constructions joined to the land with exemption to those that are LESSEE equipment.

VIII.3.	If disposition in contrary, parties of this agreement have established that they will protect, defend and indemnity to the other, its representatives and workers as a consequence of any responsibility or legal demand that may arise as a consequence of the construction and installation of improvements.

IX.	OBLIGATIONS IN CHARGE OF THE LESSEE

IX.1.	Without prejudice to the applicable Civil Law in the State of Zacatecas, the LESSEE is obliged to:

a)	Use the land in accordance with what is established in the clauses of this contract;

b)	Use the land only for the agreed purposes;

c)	To restitute the land at the end of this agreement with exemption to the considerations set forth within Clause VIII.2 of this agreement, as well as in the case that the LESSEE executes the option to renew set hereto.

X.	ENVIRONMENTAL CLAUSE

X.1.	With exception of the tailings, which are properties of the LESSOR (object of a different Exploitation Agreement). The LESSOR manifests and obliges to have the property free of any kind of contamination and/or spills. In the same act, he also declares that the land has never been used as a confinement or final disposal site of hazardous wastes.

In contrary, if hazardous wastes or any kind of contamination appears, the LESSOR will be responsible for the contamination generated within the property and shall respond before the Federal, Local or Municipal Authorities, as welt as for civil claims. The responsibility also includes: (i) the obligation to ..repair the damage, (ii) payment of penalties and, or other which are applicable.

X.2.	With exception of the tailings, the LESSOR manifests in this act that within the property, an environmental accident has never occurred; therefore there is no existence of harmful materials or wastes that may. bring damage to the property. In the same way he is also declaring that at every moment he has been giving compliance to the General Law of Ecological Equilibrium and Protection of the Environment, their Regulations and the corresponding Mexican Official Norms.

X.3.	With exemption of the tailings, and if an environmental damage appears within the lease period, the LESSOR shall be responsible to keep the LESSEE safe and in peace of any claim and/or files suit against the LESSEE. On the other hand, LESSOR, during the existence of this agreement, shall be responsible for the environmental claims and accidents that may arise.

XI.	DAMAGES, DESTRUCTION AND FORCE MAJOR

XI.1.	Neither the LESSOR nor the LESSEE will be responsible in respect to each other for the damages or for those losses that they may occurred as a result of earthquakes, thunders, lightings, floods or any other natural disaster caused by force major or acts of god. In such case, the LESSOR will notify the LESSEE regarding the activities that need to be taken, in order to repair the damages.

XII.	TERMINATION

XII.1.	The LESSEE has ,the right [without the necessity of any judicial resolution and through a simple written notice] to terminate this agreement, if LESSOR breaches any of the clauses set herein, or one of the applicable dispositions contemplated within Zacatecas’ Civil Code.

XII.2.	The LESSOR has the obligation to mend the breaching causes within a term of 30 non working days, as to the date in which the LESSEE make the corresponding written notification, Within said communication, the LESSEE will have the obligation to determine the early termination cause.

XII.3.	Enunciatively but not limitedly, the following are also causes of early termination:

a.	If during the term of this contract, one of the parties could not guarantee the specific use and possession of the land.

b.	In the case that the LESSOR falls in suspension of payments and/or bankruptcy stipulated in the applicable Mexican laws.

XV.	ASSIGNABILITY

XV.1.	In the event that Sterling Mining de Mexico, S.A. C.V is acquired or merged; the LESSEE can assign this Lease Agreement to the surviving entity without the LESSOR’S Consent.

XVI.	GOOD FAITH

XVI.1.	This agreement is the result of the good faith that exist within the parties; therefore, neither the LESSOR, nor the LESSEE can invocate the existence of fraud, bad faith or any other deficit on the consent during the elaboration of this agreement.

XVII.	TOTAL AGREEMENT

XVII.1.	This contract is the result of the total agreement reached by the parties. This instrument is related to its own aim and will supersede any other previous agreements executed by the parties.

XVIII.	MODIFICATIONS TO AGREEMENT

XVIII.1.	To modify this agreement, it is necessary to have the written consent of both parties. If any modifications are performed in violation of these rules same [modifications] would hot be enforceable.

XIX.	NOTICES

XIX.1	Notices can be sent by ordinary mail, e-mail, facsimile or any other means.

XX.	GOVERNING LAW

XX.1	The parties expressly agree to be subject to the competent Federal Tribunals of the City of Zacatecas, Zacatecas, and hereby waiver any present or future right to any other forum, derived from domicile, nationality or any other cause.

XXI.	AGREEMENT AND ATTACHMENTS

XXI.1	Both, this agreement and its attachments reflect the aim of the parties which. is related to the purpose of this agreement.

XXII.	DOMICILES

XXII.1	For the purpose of this agreement, the parties have set as his domiciles the following:

LESSEE

STERLING MINING DE MEXICO, S.A. DE C.V.

Paseo de Bernardez 74b

Fraccionamiento Bemardez

98610, Guadalupe; Zacatecas

LESSOR

MARTIN BERNARDO SUTTI COURTADE

Paseo de Bernardez 74b

Fraccionamiento Bemardez

98610, Guadalupe, Zacatecas

Having both parties learned of the full content and legal effects of the Agreement hereunder, and having both parties stated that there is no willful deceit, misleading, error, nor has any party been forced in a violent manner, nor has consent been affected in any other way that may harm the validity of the Agreement hereunder, and once they have read the Agreement hereunder, they ratify and sign the present Agreement in duplicate in Zacatecas, Zacatecas, on April 23rd, 2004.

THE LESSOR	THE LESSEE

MARTIN BERNARDO SUTTI	STERLING MINING DE MEXICO, S.A.
COURTADE	DE C.V.

WITNESSES